Exhibit 99.2

THOMSON REUTERS STREETEVENTS
EDITED TRANSCRIPT
TDW - Tidewater Inc. at Global Hunter Securities 100 Energy Conference
EVENT DATE/TIME: JUNE 26, 2012 / 10:30PM GMT

C O R P O R A T E  P A R T I C I P A N T S

Joseph Bennett Tidewater Inc. - EVP and Chief IR Officer

P R E S E N T A T I O N

Unidentified Participant

Okay, we’ll move it along here. Here presenting with us this afternoon is Tidewater and Joseph Bennett. He’s their Executive VP and Chief Investor Relations Officer. Following this presentation, there will be a breakout in 2B, which is the Yarborough Buena Room; it’s down the hall on this floor to the right.

Joseph Bennett - Tidewater Inc. - EVP and Chief IR Officer

Thank you very much. It is a pleasure to be here. It’s our first time here. We appreciate the invite. I know it’s late in the day, and I appreciate those that have stayed around to listen to our story. Some we’ve met during the course of the day, but appreciate your listening to our story, and secondly, appreciate Global Hunter. They just initiated coverage on us, so that’s the reason for the invite to this conference. So it’s a pleasure to be here.

We, like most others, I’m sure, start with forward-looking statements and qualifications. But I’ll go by that; you know what all that means, and start with the takeaways, the key takeaways that I’d like you to consider. As we go through that, I’ll expand on each one of these later in the presentation.

Tidewater, which is the largest boat company in the world that services the offshore rigs globally, has a culture of safety and operating excellence. Now, who wouldn’t say that about themselves? You’ll see a slide in a second that addresses the safety issue. There are many priorities with every company these days, and in the boat side of the business, safety has been one. And it’s been one for a long time, for us. The last 15 – 20 years, we’ve had an increased emphasis on safe operations. We were the vessel at the time of Macondo that was at the rig when it exploded. And our vessel was the one that rescued all 115 people off of the rig and brought them to safety. And the emphasis from our Board of Directors all the way through the organization provides us a good base to help customers in tie-breaking situations. Everyone expects good safety results, customers do; but the reason we do it is for the welfare of our individuals.

The second bullet really needs a change. I’ve used this slide now for about six months. The macro picture is improving, and I’ll stick to that. But the first thing with stable oil prices needs to be taken out, obviously. We haven’t seen stable oil prices. Prior to that, we had; it had been in the $100 range, up or down a bit. And certainly, everyone is watching that closely. But the others are still valid – increased E&P spending; we’re seeing that happen.

We think that next year’s spending will be even better than it is this year, which is better than last year. Obviously, oil prices and what happens there will have an impact on that. But certainly, an improving rig count, and you’ll see that that’s what truly drives our business. And you’ll see some data points in a second on that.

We have a history of earnings growth and solid returns. We’ve spent the last 12 years reinventing ourselves. We’ve been in the boat business for 55-plus years. The last newbuild cycle was in the late ‘70s, early ‘80s, and the boats were meant to last about 25 years. That means that all of those aging vessels are really past their prime. So over the last 12 years, we’ve spent $4 billion and invested in upwards to 260 new pieces of equipment. While we were always called the biggest old boat operator in the world, now we’re described as the largest new vessel operator in the world.

Our scale and scope of our operations in our industry, in the boat industry, is second to none. We are the only true global competitor in the boat business. Everywhere that oil and gas is being explored for, developed, et cetera, we’re there, with the exception of, really, one place. And that was really by design, and that’s the North Sea. We have dabbled in the North Sea at times. We find it to be a very volatile business environment, very competitive, and have just elected to have our boats elsewhere in the world. But there’s certainly times when we do put some vessels in there, based on customer demand. You’ll see that in a second, too, where we are around the world.

And as I mentioned, world’s largest and newest fleet provides the basis for continued growth. Our story is one of growth. We far outpaced probably two, three years ago, people still ask us whether we’re replacing old boats. And technically speaking, that’s correct. The earnings capacity of a new vessel is so much greater than a comparable old vessel. And the earnings capacity was well-exceeded two, three years ago, even with some old boats remaining in operations. So we are in an expansion mode with everything that we have done, especially in the last two or three years and going forward. And still, having invested the better part of $4 billion over the last 12 years, still have a very, very strong balance sheet that allows us to act upon additional opportunities to acquire and build additional equipment as we go forward from here.

Talked about safety record. This is one of the items we use around the world. We operate in about 60 countries of the world and have about 90 nationalities of people around the world. So, obviously, communication is difficult.

When we talk about safety and something as simple as holding the head of the snake, we use this and it’s understood by most. I don’t know that there’s too many cultures that like snakes or like being bit by snakes. But, we’d say that operating safely offshore is like holding the head of a snake. If you let it go for a split second, it will bite you. If you take your mind off of safety for a split second, something bad is going to occur. So, this is something that we use around the globe and really gets the point across throughout many, many nationalities.

Our total recordable incident rate, which is kind of a standard in our business this is per 200,000 man-hours, and you see us in the orange column is better than some of our customers and other oilfield service companies or E&P companies the Dow’s, Chevron’s, Exxon’s of the world – that are considered very good and are very good safety companies. And we’re very proud of it because, in our case, our work platform is moving. In most of their cases, they work on a stable platform.

So for us, fighting the waves, seas, winds, et cetera, moving cargo on and off platforms is a challenge, constantly. We’re very proud of the results that we have put up recently, and would welcome. There’s not too many companies, I don’t think, that put their safety statistics on their website. I would welcome you to go to our website, and you’ll see our safety statistics there. You can compare them to anybody else that does disclose those type of stats.

I thought, in addressing the drivers of our business, we have always said that the rig count, the working offshore rig count, globally, is what really pushes our work. So here’s some data points. A few years ago, what we call the peak of our business, the last peak, June of ‘08, about a year and a half ago, and then recently and the numbers haven’t changed in the last month or so too much. The working rig count went down during the trough of the market last year, kind of bottomed out there and then started climbing back up. It continues to climb. The rigs under construction were a good, wholesome number back at the peak. They dropped down quite a bit. But here we are again, back up at a very high number.

But so did the OSV, the offshore service vessels. The global population also increased. So a lot of the next line items, the ones under construction during the peak periods, came into work during January of ‘11 and onward. And that number has increased. Now, buried in that number of 2,750 are a lot of old boats, probably in the range of about 750 that are older than 25 years old. And you’ll see that on the next slide. About half of those are already stacked and are not working, and we don’t believe will ever work again; they’re 30-year-old-plus type of equipment.

The other half of those 750, we believe and we’re as good a proxy as anybody are going out of business in the next year or two also. Their age has been well-lived out. Customers do not want old boats. This isn’t a discipline that is being employed by Tidewater or others; this is a customer demand or lack of demand for old equipment. They do not want to have an incident and have someone say, yes, but we saved you some costs by hiring a cheaper boat, but it was 32 years old. And, oh, by the way, it broke down and it caused an incident. Most companies, most of our customers do not want that. Most of their bidding for new equipment has age restrictions on it.

So, basically, we’re in a mode. We’re down to less than 50 old boats in our fleet. And I would say, in the next two years, those will be largely gone because of the lack of demand.

So with that, while the population has grown, the population of vessels that are stacked and then being sold out of the industry has grown, too. And the bottom line of OSV rig or boat-to-rig ratio is important. Now, that ratio is a division of the global population of boats, all boats in the industry, working or not, divided by the topline item, working rigs.

When that number is 4 or less, historically, the boat companies have been in a good place. That means utilization is strong, dayrates increase, margins increase dramatically and we put up really great numbers. That was the case four years ago. It wasn’t the case last year; it wasn’t the case for the last several years. We’re starting to move toward that now.

Obviously, you can break up our business between deepwater and shallow water. Deepwater activity has been stronger than the shallow water. The deepwater has already – the deepwater PSV market is full-out busy. Dayrates are escalating, I would say significantly, in the past six months or so. Shallow water jackup support, while it’s been improved, hasn’t hit its inflection point yet. It hasn’t gotten to that what, historically, has been about an 80% utilization factor for those type of boats to where dayrates can be pushed. We think the number is probably about 75%, now, utilization-wise. So, we’re not far off. We need more jackups to go to work in order to push the dayrates. And that will push the boat-to-rig ratio, we believe, down to 4 or below.

So we play a little what-if game. Now, with all the rigs under construction, we say, well, we’re not trying to predict anything here; we’re just playing around with numbers. We believe all 188 rigs or whatever the number is will be built, will be delivered and probably will all go to work. The question is, how many will be incremental? Probably all the floaters, which are about half of these, will go to work and probably be incremental. I don’t know how many of the jackups will push out older jackups. I’m sure there’ll be some of that.

But let’s take it conservatively and say, given a decent market environment, that the new working rig count in the next couple years becomes 700. We take the boat count and you have to believe in my attrition story, that the old boats are going away; and they’re going away, I can tell you that. And that the new 400 that are under construction come into play. And that will probably not be the end; there will be more boats built, just like there’ll be more rigs built. But let’s say that the boat population ends up somewhere in the 2400-2500 range.

Well, you do the math and you get to that boat-to-rig ratio of 3.5. It bodes well. Historically, you can look at it every time; when we get to 4 and below, we have a really good time. When it’s above 4, not such a good time. So, why are we so optimistic? It really is because of the working rig count. You know, nothing can happen with our boats unless that number continues to perform well. And thus far, it has.

So a slide I mentioned before these are all the buildings of OSV’s over the years and when they were delivered. The dotted line is 25 years ago. So everything to the left, that’s the 750 or so vessels that were built prior to 25 years ago and are going out of the system. There’s still about 400 to be added into the system. And again, we believe that the macro picture and the supply/demand ratio will be just fine over the next few years.

Where do we sit in the population of boat owners? Well, these are OSV’s. We or several of us own tugboats and crew boats; those are pretty ancillary classes of vessels. These are the main core class of boats, either deepwater or shallow, anchor handling towing supply vessels and PSV’s, for everyone listed here. That’s us with 254.

While I don’t list the company names of the others, the competitors, it would include the French company, BOURBON. It would include Chouest that’s a local, private competitor; a family-run business in South Louisiana; GulfMark, that I know was here and presented earlier today; Maersk and Swire Pacific. And really, the point of this slide is to put that in perspective, first off; but secondly, and probably more important, it shows how many other competitors we have. This is, whether we like it or not, a very fragmented business.

There are some probably 350 other owners spread all over the world that operate just on a local or maybe at the (technical difficulty) regional basis that own an average of five boats. So, lots of mom-and-pops. I think as their old boats roll off, in order to stay in the business and I speak for South Louisiana people that operate in that part of the world. If you’re going to play in the Gulf of Mexico, you’d better be in deepwater. And that’s going to be 30-plus-million-dollars apiece for a vessel.

It’s a tough poker game. It’s a high-stake poker game these days. So, my guess is we’ll see less competitors, but the fact is it will still be a fragmented business, that consolidation really – hell, we could combine with the next five largest competitors and we still wouldn’t get up to 30% market share. I hate to have to say that, but that’s what it really says. Here we are, the major player by far, and we have a 10% or less market share all over the world, globally.

History of earnings growth we have enough years on here that show a real cycle, where it began back in fiscal ‘04, we’re March year-end, how it – people want to know how quickly we can ramp up our earnings. We have decent amount of contract coverage. Over all these years, our vessel contracts – the one number we throw out has been pretty consistent, is that about 50% of our vessel days are booked for a 12-month period, for at least a 12-month period, which means then the other 50% rolls about 10% to 15% rolls every quarter.

So in an ascending market, it takes a while for those good dayrates to show up in our earnings. I think everyone here remembers what fiscal ‘09 – fiscal ‘09 was March of ‘09, the Lehman Brothers went out of business, the financial crisis, et cetera. We put up record earnings in the company history. And it’s because we had legacy contracts that carried us forward for a few years.

But down we went. We can’t escape the ultimate rig count going down, like I showed you before. And the returns – these are average returns on equities – run all over the place. And we’re not bashfull. I actually want to say we are an EVA company, a concentration on return on capital. We also understand that we are a capital asset-based business that has long-term assets, 25, 30-year assets. And we’re in a volatile business where we know we’re not going to have consistent returns.

But we have to do well when the times are good and then make our way through the tough times. There aren’t many, I think, in our industry that even in the last couple of years, that have been a real trough where we put up mid-single digits return on equity. There’s not too many boat companies at all that can make that statement. It’s not something to be terribly proud of, but it’s been an okay run. And with a clean balance sheet, have been able to take advantage of opportunities to add more equipment at lesser pricing.

Where are we around the world? These represent our offices all over the world. So you can see we’re just about everywhere. The concentration in four respective segments that we report, if anybody wants to see financial performance, utilizations, dayrates, you can look at our financials and you’ll see all these by these four segments. Sub-Saharan Africa and Europefor us, this is all Sub-Saharan Africa right now. West Africa and a very growing East African market, about 50% of our boats. Singly, Angola in West Africa accounts for about 80 of these 132 boats, so we have a large presence in Angola.

Second-largest is the Americas, and that would be North, Central and South America. We have a very small presence and that’s notably different than 10 - 15 years ago, when we had 200-plus boats in the Gulf of Mexico. We now have 10 to 15. That’s it. The business just hasn’t been there – hurricanes and, primarily, customers going international. But we’ve been able to follow them.

So, while we were always an international company from our second year in operations in 1957, it got more international. So currently, we’re about 95% international; 5% in the Gulf of Mexico. Those numbers are buried in here. Otherwise it would be primarily Mexico and Brazil where our operations are. A big provider of equipment to Petrobras. Petrobras has been our number two customer revenue-wise for the last – I don’t know how many years – many, many years.

Thirdly, MENA - Middle East, North Africa; ranges all the way from India over to the Med. This historically has been a low number, a lower number than this. This is a growing number as customers like Saudi Aramco that we worked for, for the first time, last year directly and are currently awaiting a large tender answer, is going to grow. That region of the world is growing and we’re well-established there. We have the proper presence in the different countries that we talk about in that general region, and think that this will be an area of growth.

Lastly, Asia-Pac it’s a large geographic area up to China, down to Australia; an area that, frankly, suffers more since most of the newbuilds over the last 10 - 12 years have happened in China and Southeast Asia, they’re a little more burdened with some of the new equipment there. So they’ll probably be the last to really improve. Business is improving there; they just have some capacity to kind of work their way through.

Those boats have already done and will continue to move elsewhere in the world as they get to the other growth areas. All the areas, every one of these regions, is growing. If you looked at the rig count two years ago, one year ago, and today, every region of this world is showing a growing rig count, with one not doing considerably better than the other. It’s nicely spread across the entire world, floater and jackup market.

And we talk about, with a resurging Gulf of Mexico, people that are aware of the Jones Act, of which we operate under. You have to have built and maintain a US flag on your vessel in order to operate in the Gulf or on the West Coast, anywhere in US waters, in our business. We have, in round numbers, about 20 to 25 vessels that are US flag that are operating international that could come back. Our point is, we evaluate where boats go all the time, and we’ll evaluate them as part of the resurgence in the Gulf and in other areas in the world. There’s no guarantee that we’re going to take the boats back, but we certainly are looking at those opportunities also.

This is what we’ve done or are still in the process of doing over the 12 year period. We began this program in 2000. And this is the $4 billion number that I talked about before, 263 vessels, which includes the ones that are under construction today. We’ve already funded $3.6 billion, and so we have about $400 million left to spend. We have currently, or at March 31, 215 new vessels already in our fleet with an average age of about 5.7 years. So we’ve got a nice, young fleet to take us forward.

This is at March 31 what we had in our backlog. We’re building 25 boats, primarily deepwater PSV’s. We see their strength now. We’ve been trying we have built or acquired deepwater PSV’s along the way, but we wanted to increase that number. Actually, subsequent to March 31, in April, we signed up 4 more. So we really have 29 boats under construction, if you want to call it, on a pro forma basis, of which 22 are deepwater PSV’s. So that is the thrust of our current program. We will continue to look at acquiring or building boats.

We’ve done both over all the years. All of these, the blue part is acquisitions. And I understand, when I say acquisitions, in just about every one of these cases, this is us acquiring another new boat that is still under construction. We differentiate that between us initiating a vessel contract. We would love to acquire more than build, because then we’re not adding to the worldwide fleet of vessels. But we’ve had to do both. And at times, we do more of some than others.

When we began the program, we acquired a lot. We needed to get into the deepwater activity, so we did acquisitions first. Then we started building more. Then during the last trough, the last three years, we went back and acquired more. Because people got in trouble, they overspent, they couldn’t make payments on boats that were under construction. We stepped in and bought them at very good pricing. Now, we’re back to primarily building new equipment.

Over the last couple of years, this is just a snapshot of that most of these are vessels that have been acquired. These are the same numbers are included in what was in the previous slide. But in the last year, people have suggested that we haven’t been able to pull off an acquisition.

Well, there’s not too many acquisitions that, frankly, we feel comfortable with, getting the right equipment at the right price. But, we suggest we’ve done a lot of picking up two and three boats at a time, to the tune of a total of 54 boats. Remember the earlier slide. There aren’t too many companies that have 54 boats. We’ve acquired that over the last couple of years, for a total cost of about $1 billion.

And we’ve paid for most of this, over this time frame, with cash on the balance sheet, cash flow from operations, at the same time that the gold part of these bars we’ve been a consistent dividend payer. We’ve increased our dividend a few years ago up to where we are today, which is $1 a share annually. And we’ve done share repurchases along the way. At times when boat prices gets high and our cash flows are very good, at least in the past, what we’ve done is buy back shares. We’ve done that recently, too.

With the share price the way it is, below book value, we just think it’s a good investment to make. So we have bought back shares. We have a new authorization from our Board that begins on July 1, another $200 million authorization. We use those authorizations opportunistically. We’re not suggesting we’re going to go buy $200 million. Maybe we will, maybe we won’t. We look at it opportunistically. What are the alternatives? Can we get a better deal by buying a boat or building a boat or buying back shares? And we assess all of those, along with dividends.

We did some financings recently and are very proud of that. We did, last fiscal year, two private placements that total $590 million; about eight years remaining term on those at a 4.3% coupon. Pretty good. We’re very, very proud of being able to land those. We also redid our revolver. And as part of the revolver, did a $125 million term loan, which we have drawn on. We have not drawn anything on the revolver. So we have $450 million available to us.

And this was our balance sheet at March 31 – over $300 million on the balance sheet in cash; the $450 million of revolver that had not been drawn; total debt of $950 million and a nice, solid net debt to net cap of 20% or total debt to cap of just 27%. Again, ready liquidity of over $750 million, with our cash and our revolver available to spend, if we see the opportunities to do so.

I’m going to finish with this slide that I put together a couple years ago, that does not try to predict the future, but I want to make sure that people understand the earnings capacity of this new fleet. I begin by first saying in this kind of future look. I call it fiscal ‘14; it can be any fiscal year in the future. We, first off, say all the old boats are gone; we have none in our fleet. So they’re not generating anything. We’re left with just the new boats.

The first data points of utilization and average dayrate were our actual numbers for this last quarter. So if we do that and we add the new boats under construction to what’s already in our fleet, they would generate, in today’s market, which is the beginning of an upturn, we would generate probably about $3.40, $3.50 of earnings per share.

Just how sensitive are we? Well, if we bumped the dayrate on these 250-260 total boats by 10%, and we just inch up the utilization to 85%, earnings grow to about $5.50. Obviously, behind-the-scenes is operating margin, percentage assumptions. We’re not taking them to any ridiculous amount, and I’ll quote one in a second, for the last one here. This is not meant to be a peak earnings scenario, either. But if you bump it 10 more percent on dayrate and get the utilization to 90%, and I’ll never take the utilization greater than 90%, because I think that’s full utilization in our business. We earn $9.50 of earnings. And the commensurate EBITDA’s, which are very, very good in all of these scenarios.

So people would question – the real key there is, obviously, moving the utilization up. That can happen and is happening. And the dayrate – well, can you do this? Well, the last bit you may not be able to see this, but over this past year, quarter by quarter, the average dayrate, the actual average dayrate of our new fleet and this is coming off the bottom of the marketwas $14,000 in the June quarter of last year, about $14,300 the September quarter. It jumped to $14,800 in the December quarter and then $15,658 in this most recent quarter. That is being driven primarily, so far, by the deepwater PSV class. They have hit their inflection point. The dayrates are moving up quite dramatically.

So our belief is, given a good, strong market, improving rig count, we absolutely can get to and exceed these type of dayrates and utilizations. And, obviously, earn even greater than this. It doesn’t happen overnight. You know with the contract coverage that we have, it takes a while for vessel contracts to roll over and enjoy the new numbers.

Lastly, we’ve closed all of our presentations for years with this. You know we’re an EVA company. We attempt to really focus our strategies focus on creating long-term shareholder value, delivering results, maintaining financial strength. It’s been years and years ago and I’ve been with the Company for 22 years where our balance sheet was not in the shape that it’s in. We’re very proud of what we’ve done and how much we’ve spent and where we are today. And we’re an EVA company. We’re very careful about how we invest our money. And in an industry where prices of ships rise and fall quite dramatically, the timing of those investments look very, very important.

So this is kind of what we keep our eye on and help us navigate through the better times and the worst times. With that, that’s it.

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